AMERICAN ITALIAN PASTA COMPANY
                        Board of Directors Remuneration Policy
                                    December, 1997



        This policy is to become effective January 1, 1998.


        Background/Scope
        ----------------

        The Board of Directors of AIPC consists of (1) AIPC management, (2) employees of significant stakeholders (e.g.: Morgan Stanley Capital Partners, Citibank Venture Capital and George K. Baum), and (3) "outside" directors. This policy applies to only the outside directors as the other directors are directly compensated by AIPC or their employer for their time and effort dedicated to AIPC's Board, including committee assignments.


        Remuneration Policy
        -------------------

             1. Retainer - $15,000 per year, payable in AIPC common stock,* to be paid at the time of AIPC's annual meeting

             2.   Meeting Per Diem - $1,500 per meeting attended

             3. Committee Participation - $500 per meeting attended plus a $2,500 annual payment for Committee Chairman



        /s/ Horst W. Schroeder             /s/ T. S. Webster
        ------------------------------     ------------------------------
        Horst W. Schroeder                 Timothy S. Webster
        12/97                              12/97



        *Valuation to be determined the day of board meeting.